Exhibit 99.2

External Investor Relations
Contact:
Kirin Smith
PCG Advisory Group
(646) 863-6519
ksmith@pcgadvisory.com

Company Investor Relations/
Media Contact:
Todd Waltz
 (408) 213-0940
investors@aemetis.com

Aemetis Updates Presentation of Five-Year Plan Targeting $1 Billion of Revenue by 2025 for BofA Securities RNG Investor Conference on April 21st

CUPERTINO, CA – April 21, 2021 – Aemetis, Inc. (NASDAQ: AMTX), a leading producer of below zero carbon intensity dairy Renewable Natural Gas (RNG) and developer of the “Carbon Zero” renewable jet/diesel biorefineries using negative carbon intensity cellulosic hydrogen, has updated the presentation of its five year plan that positions the company to generate $1.07 billion of revenues and $325 million of adjusted EBITDA in year 2025.

The Aemetis five year plan is being presented at the BofA Securities RNG Conference, including a presentation on Wednesday, April 21 by Eric McAfee, Chairman and CEO of Aemetis. The presentation also will be filed today with the SEC under Form 8-K.

The revenues growth plan is a CAGR of 35% and the EBITDA growth plan is a CAGR of 109% for the years 2021 to 2025.

“The updated presentation includes a description of the projects under development by our new Aemetis Carbon Capture subsidiary to build Carbon Capture & Sequestration (CCS) for our biofuels plants and potentially other refineries to significantly reduce the carbon intensity of our products,” said Eric McAfee, Chairman and CEO of Aemetis. “A recent Stanford University Center for Carbon Capture study evaluated the largest 61 carbon emission sites in California, comprised of oil refineries, cement plants and natural gas power plants. The study identified that the ethanol plants in California were by far the most profitable locations for carbon injection and storage. The Aemetis plant and the Riverbank site are located over a shale caprock about 7,000 feet underground that creates an attractive CO2 storage formation without requiring a CO2 pipeline, reducing the capital investment and operating costs significantly compared to other CCS projects.”

The majority of the Company’s revenue growth is expected to come from California dairy Renewable Natural Gas and the Aemetis “Carbon Zero” renewable jet/diesel plants using negative carbon intensity cellulosic hydrogen produced from waste almond orchard wood in Central California.

The Aemetis Dairy RNG project plan shows revenues growing from $9 million in 2021 to $175 million in 2025, while Dairy RNG project EBITDA expands from $4 million in 2021 to $141 million in 2025.

The Aemetis “Carbon Zero” renewable jet/diesel plants utilizing estimated -80 negative carbon intensity cellulosic hydrogen are planned to grow to $467 million revenues and EBITDA of $136 million in year 2025.

The Company’s Carbon Zero jet and diesel plant design commercializes patented technology exclusive to Aemetis for the production of renewable jet fuel and renewable diesel for aviation and commercial truck markets. The Aemetis “Carbon Zero 1” plant has a planned capacity of 45 million gallons per year and will be located at the 142-acre Riverbank Industrial Complex, a former US Army ammunitions plant in Riverbank, California.

Aemetis recently announced a $2 billion bid process to airlines and fuel blenders for the Carbon Zero 1 plant and is finalizing offtake agreements. The Carbon Zero jet and diesel fuels may be used in today’s airplane, truck, and ship fleets without significant changes in fueling infrastructure or engines.

Using an estimated -80 carbon intensity cellulosic hydrogen instead of +170 CI petroleum hydrogen, the profitability of renewable diesel and jet fuel produced from cellulosic hydrogen and low CI non-food corn oil from the Keyes ethanol plant is increased significantly.

Aemetis has received $57 million of grant funding to support its carbon reduction upgrades at the Keyes plant, the -426 carbon intensity dairy RNG project, and the Riverbank jet/diesel plant project. Funding and grant awards have been provided by the USDA, the US Forest Service, the California Energy Commission, the California Department of Food and Agriculture, and PG&E’s energy efficiency program.

About Aemetis

Aemetis has a mission to transform renewable energy with below zero carbon intensity transportation fuels. Aemetis has launched the “Carbon Zero” production process to decarbonize the transportation sector using today’s infrastructure.

Aemetis Carbon Zero plants produce below zero carbon intensity fuels that can immediately “drop in” for use in airline, truck and ship fleets. Aemetis below-zero and low carbon fuels have substantially reduced carbon intensity compared to standard petroleum fossil-based fuels across their lifecycle.

Headquartered in Cupertino, California, Aemetis is a renewable natural gas, renewable fuel and bioproducts company focused on the acquisition, development and commercialization of innovative technologies that replace traditional petroleum-based products. Founded in 2006, Aemetis has completed Phase 1 and is expanding a California biogas digester network and pipeline system to convert dairy waste gas into Renewable Natural Gas (RNG). Aemetis owns and operates a 65 million gallon per year ethanol production facility in California’s Central Valley near Modesto that supplies about 80 dairies with animal feed. Aemetis also owns and operates a 50 million gallon per year production facility on the East Coast of India producing high quality distilled biodiesel and refined glycerin for customers in India and Europe. Aemetis is developing the Carbon Zero plant in Riverbank, California to convert cellulosic hydrogen from waste orchard wood and renewable electricity from solar and hydroelectric sources into renewable jet and diesel fuel. Aemetis holds a portfolio of patents and related technology licenses for the production of renewable fuels and bioproducts. For additional information about Aemetis, please visit www.aemetis.com.

Safe Harbor Statement

This news release contains forward-looking statements, including statements regarding our assumptions, projections, expectations, targets, intentions or beliefs about future events or other statements that are not historical facts.  Forward-looking statements in this news release include, without limitation, statements relating to our five-year growth plan, future growth in revenue, net income and adjusted EBITDA, market size for our products, expansion into new markets, our ability to commercialize and scale the licensed patented technology, the ability to obtain sufficiently low Carbon Intensity scores to achieve below zero carbon intensity transportation fuels, the development of the Aemetis Biogas Central California Dairy Project, the development of the Aemetis Carbon Zero 1 plant at the Riverbank site, the upgrades to the Aemetis Keyes ethanol plant, the development of the Aemetis Carbon Capture projects, and the ability to access the funding required to execute on project construction and operations.  Words or phrases such as “anticipates,” “may,” “will,” “should,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “showing signs,” “targets,” “will likely result,” “will continue,” “enable” or similar expressions are intended to identify forward-looking statements.  These forward-looking statements are based on current assumptions and predictions and are subject to numerous risks and uncertainties.  Actual results or events could differ materially from those set forth or implied by such forward-looking statements and related assumptions due to certain factors, including, without limitation, competition in the ethanol, biodiesel and other industries in which we operate, commodity market risks including those that may result from current weather conditions, financial market risks, customer adoption, counter-party risks, risks associated with changes to federal policy or regulation, and other risks detailed in our reports filed with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2020, and in our subsequent filings with the SEC.  We are not obligated, and do not intend, to update any of these forward-looking statements at any time unless an update is required by applicable securities laws.